FOURTH AMENDMENT

TO

STANDARD FORM COMMERCIAL LEASE

FROM

GIFFORD INVESTMENTS, INC.

(Landlord)

TO

CPS TECHNOLOGIES CORP.

(Tenant)

As of February 28, 2018

FOURTH AMENDMENT

TO

STANDARD FORM COMMERCIAL LEASE

This Fourth Amendment to Standard Form Commercial Lease (this "Amendment") is made and entered into as of the 28th day of February 2018, by and between GIFFORD INVESTMENTS, INC., a Massachusetts corporation with an address at 250 Rumstick Road, Barrington, Rhode Island 02806 (hereinafter referred to as the "Landlord"), and CPS TECHNOLOGIES CORP. (a/k/a CPS TECHNOLOGIES CORPORATION), a Delaware corporation with its principal place of business located at 111 South Worcester Street, Norton, Massachusetts 02712 (formerly known as and successor in interest to Ceramics Process Systems Corporation) (hereinafter referred to as the "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant executed and delivered that certain Standard Form Commercial Lease dated July 19, 2006, as amended November 7, 2008, May 7, 2009, and January 6, 2015 (the "Lease"), for certain premises consisting of approximately seven (7) acres of land improved with buildings including a main building, a building designated as “building #4” and a garage, located at 111 South Worcester Street, Norton, Massachusetts, which buildings contain approximately 38,092 square feet of rentable space (the "Leased Space"), as more specifically described in the Lease;

WHEREAS, Landlord and Tenant desire to again amend the Lease to, among other things, extend the term of the Lease, as more specifically provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Effect of Amendment

1.1 Amendment. The Lease is hereby amended by this Amendment and the Lease is only amended to the extent expressly set forth herein, and the Lease as hereby amended is hereby ratified and confirmed to be in full force and effect.

ARTICLE II

Defined Terms and Interpretation

2.1 Definitions. Terms used in this Amendment and not herein defined shall have the same meanings given to such terms in the Lease (as last amended), unless and to the extent such defined terms have been herein modified or redefined.

ARTICLE III

Amendments

3.1 Amendment of Section 3 Term. Section 3 of the Lease is hereby amended by giving

Tenant one additional individual option (the “Additional Renewal Option”) to extend the term of the Lease for one additional two (2) year term, such extended term commencing on March 1, 2019 and ending on February 28, 2021 (the “Fourth Extended Term”). Landlord and Tenant agree and acknowledge that Tenant is hereby deemed to have duly and timely exercised its Renewal Option to extend the term of the Lease for both the Second Extended Term (also known as the Second Amended Term) and the Third Extended Term and the Lease is hereby deemed to have been so extended. In addition, Tenant hereby irrevocably exercises its Additional Renewal Option to further extend the term of the Lease for the Fourth Extended Term and the parties agree and acknowledge that the Lease term is so extended and therefore the Lease as so extended shall expire on February 28, 2021. Landlord and Tenant further agree and acknowledge that the foregoing extensions are deemed to have been exercised in accordance with any and all applicable notice requirements under the Lease.

3.2 Amendment of Section 4, Rent. Section 4 and Schedule A of the Lease is hereby amended to provide that the Annual Rent for the Leased Premises during the Fourth Extended Term shall be $152,400.00 and the Monthly Rent shall be $12,700.00.

ARTICLE IV

Acknowledgment of Satisfaction of Certain Obligations

4.1 Tenant hereby agrees and acknowledges that all of Landlord’s obligations set forth under Section 33(a) of the Lease (entitled “Roof”) have been fully satisfied and fulfilled by Landlord in all respects.

4.2 Tenant hereby agrees and acknowledges that all of Landlord’s obligations set forth under Section 33(b) of the Lease (entitled “Parking Lot”) have been fully satisfied and fulfilled by Landlord in all respects.

4.3 Tenant hereby agrees and acknowledges that all of Landlord’s obligations set forth under Amendment #2 to the Lease dated May 7, 2009, with respect to payment of repairs to and replacement of the roof have been fully satisfied and fulfilled by Landlord in all respects.

4.4 Tenant hereby agrees and acknowledges that all of Landlord’s obligations set forth under Section 3.1 of the Third Amendment to the Lease dated as of January 6, 2015 (the “Third

Amendment”) (entitled “Amendment of Section 2, Leased Premises”) have been fully satisfied and fulfilled by Landlord in all respects.

4.5 Landlord hereby agrees and acknowledges that all of Tenant’s obligations set forth under Section 3.1 of the Third Amendment (entitled “Amendment of Section 2, Leased

Premises”) have been fully satisfied and fulfilled by Tenant in all respects.

4.6 Tenant hereby agrees and acknowledges that all of Landlord’s obligations set forth under Section 3.4 of the Third Amendment (entitled “Installation of Fire Sprinkler System”), including but not limited to any payment obligations, have been fully satisfied and fulfilled by Landlord in all respects.

4.7 Landlord hereby agrees and acknowledges that all of Tenant’s obligations set forth under Section 3.4 of the Third Amendment (entitled “Installation of Fire Sprinkler System”) have been fully satisfied and fulfilled by Tenant in all respects.

ARTICLE V

Miscellaneous

5.1 Brokerage. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker, finder or agent in connection with this Amendment or its negotiation or any other party which could claim a brokerage commission or finder's fee. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any real estate broker, finder or agent in connection with this Lease or its negotiation by reason of any act of the indemnifying party.

5.2 No Representations. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Amendment.

5.3 Confidentiality. Landlord and Tenant shall maintain the terms and conditions of this Amendment as confidential and shall not disclose any such terms and conditions to any third parties for any purposes, provided, however, the parties shall be entitled to disclose such information as required by law, and to their business, accounting and legal advisors to the extent necessary and appropriate for such advisors to render advice and for a party hereto to receive such advice. Any party so disclosing such information in breach of this Section 5.3 shall be liable to the other party and the non-breaching party shall have all rights and remedies in equity and at law against the breaching party for such improper disclosure, including without limitation damages.

5.4 In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall govern. This Amendment is being delivered in and is intended to be performed in the Commonwealth of Massachusetts and shall be construed and enforced in accordance with the laws of that state. Other than as specifically stated herein, all other provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Fourth Amendment to Standard Form Commercial Lease as of the 28th day of February 2018.

Landlord: Gifford Investments, Inc.

By: /s/ Nancy G. Roach

Its President

Tenant: CPS Technologies Corp.

By: /s/ Grant C. Bennett

Its President